UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2008

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	0-14948	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of Principal Executive Offices, Including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 28, 2008, Fiserv, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2008. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

Furnished herewith as Exhibit 99.2 is unaudited consolidated financial information for the Company for 2007 and 2008 which has been recast to report certain insurance businesses that are now held for sale as discontinued operations. The presentation of the Company’s historical financial information in Exhibit 99.2 is consistent with the presentation of the Company’s financial results for the quarter ended September 30, 2008. In this regard, following Fiserv’s sale of a majority interest in its insurance businesses (“Fiserv Insurance”) on July 14, 2008, Fiserv reports its 49% share of net income from Fiserv Insurance as “income from investment in unconsolidated affiliate.”

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being furnished herewith:

Exhibit Number	Description
99.1	Press Release of Fiserv, Inc., dated October 28, 2008

99.2	Fiserv, Inc. and Subsidiaries Unaudited Consolidated Quarterly Financial Information for 2008 and 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: October 28, 2008	By:	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Executive Vice President,
Chief Financial Officer,
Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Fiserv, Inc., dated October 28, 2008 (furnished pursuant to Item 2.02 of Form 8-K)

99.2	Fiserv, Inc. and Subsidiaries Unaudited Consolidated Quarterly Financial Information for 2008 and 2007